The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         Subject to Completion, Pricing Supplement dated June 25, 2003

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 61 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                               Dated  , 2003
                                                                 Rule 424(b)(3)

                                   $
                                Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                            -----------------------

                          7% SPARQS due August 1, 2004
                          Mandatorily Exchangeable for
                  Shares of Common Stock of BEST BUY CO., INC.

      Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                  ("SPARQS(SM)")

The SPARQS will pay 7% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Best Buy common stock, subject to our right to call the SPARQS for
cash at any time beginning February   , 2004.

o    The principal amount and issue price of each SPARQS is $      , which is
     equal to one-half of the closing price of Best Buy common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 7% interest (equivalent to $          per year) on the $
     principal amount of each SPARQS. Interest will be paid quarterly, beginning November 1, 2003.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one-half of a share of Best Buy common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Best Buy. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Best Buy common stock.

o    Beginning February    , 2004, we have the right to call all of the SPARQS
     at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of % per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Best Buy common stock. You will not have the right to exchange your SPARQS for Best Buy common stock prior to maturity.

o Best Buy Co., Inc. is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "BYS" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                            ------------------------
                            PRICE $       PER SPARQS
                            ------------------------

                         Price to           Agent's           Proceeds to
                         Public(1)        Commissions         Company(1)
                         ---------        -----------         -----------

Per SPARQS............       $                 $                   $
Total.................       $                 $                   $
------------------
(1) Plus accrued interest, if any, from the original issue date.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the SPARQS at maturity is linked to the performance of the common stock of Best Buy Co., Inc., which we refer to as Best Buy Stock, subject to our right to call the
SPARQS for cash at any time on or after February   , 2004.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.


Each SPARQS                     We, Morgan Stanley, are offering 7% Stock
costs $                         Participation Accreting Redemption Quarterly-pay
                                Securities(SM) due August 1, 2004, Mandatorily
                                Exchangeable for Shares of Common Stock of Best
                                Buy Co., Inc., which we refer to as the
                                SPARQS(SM). The principal amount and issue
                                price of each SPARQS is $       , which is equal
                                to one-half of the closing price of Best Buy
                                Stock on the day we offer the SPARQS for initial sale to the public.

No guaranteed                   Unlike ordinary debt securities, the SPARQS do
return of principal             not guarantee any return of principal at
                                maturity. Instead the SPARQS will pay an amount of Best Buy Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash.
                                Investing in SPARQS is not equivalent to investing in Best Buy Stock. If at maturity
                                (including upon an acceleration of the SPARQS) the closing price of Best Buy Stock has declined from the day we offer the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS.
                                In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

7% interest on the              We will pay interest on the SPARQS, at the rate
principal amount                of 7% of the principal amount per year,
                                quarterly on November 1, 2003, February 1,
                                2004, May 1, 2004 and the maturity date. The interest rate we pay on the SPARQS is more than the current dividend rate on Best Buy Stock.
                                The SPARQS will mature on August 1, 2004. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity              If we have not called the SPARQS and the
                                maturity of the SPARQS has not accelerated, we
                                will deliver to you at the scheduled maturity
                                date a number of shares of Best Buy Stock equal
                                to the exchange ratio for each $       principal
                                amount of SPARQS you hold. The initial exchange ratio is one-half of one share of Best Buy
                                Stock per SPARQS, subject to adjustment for certain corporate events relating to Best Buy
                                Co., Inc., which we refer to as Best Buy. You do not have the right to exchange your SPARQS for Best Buy Stock prior to maturity.

                                You can review the historical prices of Best
                                Buy Stock in the section of this pricing supplement called "Description of
                                SPARQS--Historical Information."

                                If a market disruption event occurs on July 22, 2004 and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the              The return investors realize on the SPARQS may
SPARQS may be                   be limited by our call right. We have the right
limited by our call right       to call all of the SPARQS at any time beginning
                                February , 2004, including at maturity, for the
                                cash call price, which will be calculated based
                                on the call date. The call price will be an
                                amount of cash per SPARQS that, together with
                                all of the interest paid on the SPARQS to and
                                including the call date, gives you a yield to
                                call of    % per annum on the issue price of
                                each SPARQS from and including the date of issuance to but excluding the call date.

                                You should not expect to obtain a total yield
                                (including interest payments) of more than    %
                                per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Best Buy Stock or an amount based upon the market price of Best Buy Stock.

                                The yield to call, and the call price for a
                                particular call date that the yield to call
                                implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash
                                flows at the yield to call rate of    % per
                                annum, equals the issue price of the SPARQS.

                                If we call the SPARQS, we will do the
                                following:

                                o    send a notice announcing that we have
                                     decided to call the SPARQS;

                                o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                If we were to call the SPARQS on February ,
                                2004, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call
                                date, would be $       per SPARQS. If we were to
                                call the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the
                                scheduled maturity date), would be $        per
                                SPARQS.

The yield to call on the        The yield to call on the SPARQS is    %, which
SPARQS is       %               means that the annualized rate of return that
                                you will receive on the issue price of the
                                SPARQS if we call the SPARQS will be    %. The
                                calculation of the yield to call takes into
                                account the issue price of the SPARQS, the time
                                to the call date, and the amount and timing of
                                interest payments on the SPARQS, as well as the
                                call price. If we call the SPARQS on any
                                particular call date, the call price will be an
                                amount so that the yield to call on the SPARQS
                                to but excluding the call date will be    % per
                                annum.

The maturity date of the        The maturity date of the SPARQS will be
SPARQS may be                   accelerated upon the occurrence of any of the
accelerated                     following three events:


                                o a price event acceleration, which will occur if the closing price of Best Buy Stock on any two consecutive trading days is less than $2.00 (subject to adjustment for certain corporate events related to Best
                                    Buy);

                                o a reorganization event acceleration, which will occur if Best Buy is subject to a reorganization event in which holders of Best Buy Stock receive only cash; and

                                o an event of default acceleration, which will occur if there is an event of default with respect to the SPARQS.

                                The amount payable to you will differ depending on the reason for the acceleration.

                                o If there is a price event acceleration, we will owe you (i) a number of shares of Best Buy Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                                o   If there is a reorganization event
                                    acceleration and if we have not already
                                    called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the amount of cash received per share of Best Buy Stock and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                    o   If we have already called the SPARQS in
                                        accordance with our call right, we will
                                        owe you (i) the call price and (ii)
                                        accrued but unpaid interest to the call
                                        date.

                                o   If there is an event of default
                                    acceleration and if we have not already
                                    called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the market price of Best Buy Stock, as of the date of such acceleration and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                    o   If we have already called the SPARQS in
                                        accordance with our call right, we will
                                        owe you (i) the call price and (ii)
                                        accrued but unpaid interest to the date
                                        of acceleration.

                                The amount payable to you if the maturity of
                                the SPARQS is accelerated may be substantially
                                less than the $      principal amount of the
                                SPARQS.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
calculation agent               & Co. Incorporated, which we refer to as MS &
                                Co., to act as calculation agent for JPMorgan
                                Chase Bank (formerly known as

                                The Chase Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration and adjust the exchange ratio for certain corporate events relating to Best Buy Stock and that we describe in the section of this pricing supplement called "Description of SPARQS--Antidilution
                                Adjustments."

No affiliation with             Best Buy is not an affiliate of ours and is not
Best Buy                        involved with this offering in any way. The
                                obligations represented by the SPARQS are obligations of Morgan Stanley and not of Best
                                Buy.

Where you can find more         The SPARQS are senior notes issued as part of
information on the SPARQS       our Series C medium-term note program. You can
                                find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                Notes."

                                For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                 Please contact your local Morgan Stanley branch
                                office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Best Buy Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Best Buy Stock. In addition, you do not have the right to exchange your SPARQS for Best Buy Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.


SPARQS are not ordinary         The SPARQS combine features of equity and debt.
senior notes --                 The terms of the SPARQS differ from those of
no guaranteed return of         ordinary debt securities in that we will not
principal                       pay you a fixed amount at maturity. Our payout
                                to you at the scheduled maturity date will be a number of shares of Best Buy Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Best Buy Stock at maturity
                                (including upon an acceleration of the SPARQS) is less than the closing price on the day we offer the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Best Buy Stock or, under some circumstances, cash, in either case with a value that is less than the principal amount of the SPARQS.

Your appreciation               The appreciation potential of the SPARQS is
potential is limited by         limited by our call right. The $      issue
our call right                  price of one SPARQS is equal to one-half of the
                                closing price of one share of Best Buy Stock on
                                the day we offer the SPARQS for initial sale to
                                the public. If we exercise our call right, you
                                will receive the cash call price described
                                under "Description of SPARQS--Call Price" below
                                and not Best Buy Stock or an amount based upon
                                the closing price of Best Buy Stock. The
                                payment you will receive in the event that we
                                exercise our call right will depend upon the
                                call date and will be an amount of cash per
                                SPARQS that, together with all of the interest
                                paid on the SPARQS to and including the call
                                date, represents a yield to call of    % per
                                annum on the issue price of the SPARQS from the
                                date of issuance to but excluding the call
                                date. We may call the SPARQS at any time on or
                                after February    , 2004, including on the
                                maturity date. You should not expect to obtain
                                a total yield (including interest payments) of
                                more than    % per annum on the issue price of
                                the SPARQS to the call date.

Secondary trading               There may be little or no secondary market for
may be limited                  the SPARQS. Although we will apply to list the
                                SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS      Several factors, many of which are beyond our
will be influenced by many      control, will influence the value of the
unpredictable factors           SPARQS. We expect that generally the market
                                price of Best Buy Stock on any day will affect
                                the value of the SPARQS more than any other
                                single factor. However, because we have the
                                right to call the SPARQS at any time beginning
                                February    , 2004 for a call price that is not
                                linked to the market price of Best Buy Stock, the SPARQS may trade differently from Best Buy
                                Stock. Other factors that may influence the value of the SPARQS include:

                                o the volatility (frequency and magnitude of changes in price) of Best Buy Stock

                                o    the dividend rate on Best Buy Stock

                                o    geopolitical conditions and economic,
                                     financial, political, regulatory or
                                     judicial events that affect stock markets generally and which may affect the market price of Best Buy Stock

                                o    interest and yield rates in the market

                                o the time remaining until we can call the SPARQS and until the SPARQS mature

                                o    our creditworthiness

                                o the occurrence of certain events affecting Best Buy that may or may not require an adjustment to the exchange ratio

                                Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Best Buy Stock is at, below, or not sufficiently above the initial market price.

                                You cannot predict the future performance of
                                Best Buy Stock based on its historical
                                performance. The price of Best Buy Stock may
                                decrease so that you will receive at maturity an amount of Best Buy Stock or, under some circumstances, cash, in either case worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Best Buy Stock will increase so that you will receive at maturity an amount of Best Buy Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Best Buy Stock, and your yield to the call date (including all of the
                                interest paid on the SPARQS) will be    % per
                                annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Best Buy Stock.

If the SPARQS accelerate,       The maturity of the SPARQS will be accelerated
you may receive an amount       if there is a price event acceleration, a
worth substantially less than   reorganization event acceleration or an event
the principal amount of the     of default acceleration. The amount payable to
SPARQS                          you if the maturity of the SPARQS is
                                accelerated will differ depending on the reason for the acceleration and may be substantially less than the principal amount of the SPARQS.
                                See "Description of SPARQS--Price Event
                                Acceleration," paragraph 5 under "Description of SPARQS--Antidilution Adjustments" and
                                "Description of SPARQS--Alternate Exchange
                                Calculation in Case of an Event of Default."

Morgan Stanley is not           Best Buy is not an affiliate of ours and is not
affiliated with Best Buy        involved with this offering in any way.
                                Consequently, we have no ability to control the actions of Best Buy, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Best Buy has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Best Buy.

Morgan Stanley may engage       We or our affiliates may presently or from time
in business with or involving   to time engage in business with Best Buy
Best Buy without regard to      without regard to your interests, including
your interests                  extending loans to, or making equity
                                investments in, Best Buy or providing advisory services to Best Buy, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Best Buy. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Best
                                Buy. These research reports may or may not recommend that investors buy or hold Best Buy
                                Stock.

You have no                     Investing in the SPARQS is not equivalent to
shareholder rights              investing in Best Buy Stock. As an investor in
                                the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Best Buy Stock.

The antidilution adjustments    MS & Co., as calculation agent, will adjust the
the calculation agent is        amount payable at maturity for certain events
required to make do not         affecting Best Buy Stock, such as stock splits
cover every corporate event     and stock dividends, and certain other
that can affect Best Buy        corporate actions involving Best Buy, such as
Stock                           mergers. However, the calculation agent will
                                not make an adjustment for every corporate event that can affect Best Buy Stock. For example, the calculation agent is not required to make any adjustments if Best Buy or anyone else makes a partial tender or partial exchange offer for Best Buy Stock. If an event occurs that does not require the calculation agent to adjust the amount of Best Buy Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests of   Because the calculation agent, MS & Co., is our
the calculation agent and its   affiliate, the economic interests of the
affiliates may affect           calculation agent and its affiliates may be
determinations                  adverse to your interests as an investor in the
                                SPARQS. As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS, the amount payable to you in the event of a price acceleration and what adjustments should be made to the exchange ratio to reflect certain corporate and other events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called
                                "Description of SPARQS--Antidilution
                                Adjustments" and "--Price Event Acceleration."

Hedging and trading activity    MS & Co. and other affiliates of ours will
by the calculation agent and    carry out hedging activities related to the
its affiliates could            SPARQS, including trading in Best Buy Stock as
potentially affect the value    well as in other instruments related to Best
of the SPARQS                   Buy Stock. MS & Co. and some of our other
                                subsidiaries also trade Best Buy Stock and other financial instruments related to Best Buy
                                Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the SPARQS for initial sale to the public could potentially affect the price of Best Buy Stock and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Best Buy Stock must close before you would receive at maturity an amount of Best Buy
                                Stock worth as much as or more than the
                                principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of Best Buy Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the Best Buy Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization    You should also consider the U.S. federal
of the SPARQS for U.S.          income tax consequences of investing in the
federal income tax purposes     SPARQS. There is no direct legal authority as
is uncertain, the material      to the proper tax treatment of the SPARQS, and
U.S. federal income tax         therefore significant aspects of the tax
consequences of an              treatment of the SPARQS are uncertain. Pursuant
investment in the SPARQS        to the terms of the SPARQS, Morgan Stanley and
are uncertain                   you agree to treat a SPARQS as an investment
                                unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United States
                                Federal Income Taxation--General." The
                                terminable forward contract (i) requires you
                                (subject to our call right) to purchase Best
                                Buy Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal
                                Revenue Service (the "IRS") were successful in asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Best Buy
                                Stock received in exchange for
                                the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of
                                SPARQS--United States Federal Income Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 7% SPARQS due August 1, 2004, Mandatorily Exchangeable for Shares of Common Stock of Best Buy Co., Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Aggregate Principal Amount.......  $

Maturity Date....................  August 1, 2004, subject to acceleration as described below in "--Price Event
                                   Acceleration," "--Antidilution Adjustments" and "--Alternate Exchange Calculation in Case of an Event of Default," and subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on July 22, 2004.

                                   If the Final Call Notice Date is postponed due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "--Final Call Notice Date."

Interest Rate....................  7% per annum (equivalent to $       per annum
                                   per SPARQS)

Interest Payment Dates...........  November 1, 2003, February 1, 2004, May 1,
                                   2004 and the Maturity Date.

Record Date......................  The Record Date for each Interest Payment
                                   Date, including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 5 calendar days prior to such Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that we call the SPARQS, no Interest Payment Date will occur after the Morgan Stanley Notice Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable. The "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency..............   U.S. dollars

Issue Price.....................   $         per SPARQS

Original Issue Date
(Settlement Date)...............    , 2003

CUSIP...........................   61748A866

Denominations...................   $         and integral multiples thereof

Morgan Stanley Call Right.......   On any scheduled Trading Day on or after
                                   February , 2004 and on or prior to the
                                   Maturity Date, we may call the SPARQS, in whole but not in part, for the Call Price.
                                   If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to the Trustee for delivery to the Depositary, which we refer to as DTC, as holder of the SPARQS, on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee. We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See
                                   "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Morgan Stanley Notice Date......   The scheduled Trading Day on which we issue
                                   our notice of mandatory exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date..........   July 22, 2004; provided that if July 22,
                                   2004 is not a Trading Day or if a Market
                                   Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date.......................   The day specified by us in our notice of
                                   mandatory exchange, on which we will deliver cash to DTC, as holder of the SPARQS, for mandatory exchange, which day may be any scheduled Trading Day on or after February
                                      , 2004 or the Maturity Date (regardless of
                                   whether the Maturity Date is a scheduled
                                   Trading Day).

Call Price......................   The Call Price with respect to any Call Date
                                   is an amount of cash per SPARQS such that
                                   the sum of the present values of all cash
                                   flows on each SPARQS to and including the
                                   Call Date (i.e., the Call Price and all of
                                   the interest payments on each SPARQS),
                                   discounted to the Original Issue Date from
                                   the applicable payment date at the Yield to
                                   Call rate of    % per annum computed on the
                                   basis of a 360-day year of twelve 30-day months, equals the Issue Price, as determined by the Calculation Agent.

                                   The table of indicative Call Prices set
                                   forth below illustrates what the Call Price
                                   per SPARQS would be if we were to call the
                                   SPARQS on February    , 2004 (which is the
                                   earliest date on which we may call the
                                   SPARQS) and on any subsequent scheduled
                                   Interest Payment Date through the scheduled
                                   Maturity Date:

                                   Call Date                         Call Price
                                   --------                          ----------
                                   February    , 2004................$
                                   May 1, 2004.......................$
                                   August 1, 2004....................$


                                   The indicative Call Prices set forth above
                                   do not include the accrued but unpaid
                                   interest that would also be payable on each
                                   SPARQS on the applicable Call Date. We may
                                   call the SPARQS on any scheduled Trading Day
                                   on or after February   , 2004 and on or prior
                                   to the Maturity Date.

                                   For more information regarding the
                                   determination of the Call Price and examples of how the Call Price is calculated in certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call...................   The Yield to Call on the SPARQS is   %, which
                                   means that the annualized rate of return
                                   that you will receive on the Issue Price of
                                   the SPARQS if we call the SPARQS will be   %.
                                   The calculation of the Yield to Call takes
                                   into account the Issue Price of the SPARQS,
                                   the time to the Call Date, and the amount
                                   and timing of interest payments on the
                                   SPARQS, as well as the Call Price. If we
                                   call the SPARQS on any particular Call Date,
                                   the Call Price will be an amount so that the
                                   Yield to Call on the SPARQS to but excluding
                                   the Call Date will be   % per annum. See
                                   Annex A to this pricing supplement.

Exchange at the Maturity Date....  Unless we have called the SPARQS or their maturity has accelerated, at the scheduled
                                   Maturity Date, upon delivery of the SPARQS to the Trustee, we will apply the $ principal amount of each SPARQS as payment for, and will deliver, a number of shares of Best Buy Stock at the Exchange Ratio.

                                   We shall, or shall cause the Calculation
                                   Agent to, (i) provide written notice to the Trustee and to DTC, on or prior to 10:30 a.m. on the Trading Day immediately prior to the scheduled Maturity Date of the SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of Best Buy Stock to be delivered with respect to the $ principal amount of each SPARQS and (ii) deliver such shares of Best Buy Stock (and cash in respect of interest and any fractional shares of Best Buy Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                   If the maturity of the SPARQS is accelerated because of a Reorganization Event Acceleration (as defined under paragraph 5 under "--Antidilution Adjustments" below), or because of a Price Event Acceleration (as described under "--Price Event Acceleration" below) or because of an Event of Default Acceleration (as defined under "--Alternate Exchange Calculation in Case of an Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading
                                   Day) and (ii) in the case of a
                                   Reorganization Event Acceleration or a Price
                                   Event Acceleration, 10:30 a.m. on the
                                   Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration.........  If on any two consecutive Trading Days during the period prior to and ending on the third Business Day immediately preceding the Maturity Date, the product of the Market Price per share of Best Buy Stock and the Exchange Ratio is less than $1.00, the Maturity Date of the SPARQS will be deemed to be accelerated to the third Business Day immediately following such second Trading Day (the "date of acceleration"). At the current Exchange Ratio of .5, a Price Event Acceleration will occur if the Market Price per share of Best Buy Stock is less than $2.00 for two consecutive Trading Days. See "--Exchange Ratio" below. Upon such acceleration, with respect to the $ principal amount of each SPARQS, we will deliver to DTC, as holder of the SPARQS, on the date of acceleration:

                                   o    a number of shares of Best Buy Stock at
                                        the then current Exchange Ratio; and

                                   o    accrued but unpaid interest to but
                                        excluding the date of acceleration plus
                                        an amount of cash as determined by the
                                        Calculation Agent equal to the sum of
                                        the present values of the remaining
                                        scheduled payments of interest on the
                                        SPARQS (excluding any portion of such
                                        payments of interest accrued to the date of acceleration) discounted to the date of acceleration.

                                   We expect such shares and cash will be
                                   distributed to investors on the date of
                                   acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                   Investors will not be entitled to receive
                                   the return of the $      principal amount of
                                   each SPARQS upon a Price Event Acceleration.

No Fractional Shares............   Upon delivery of the SPARQS to the Trustee
                                   at maturity, we will deliver the aggregate number of shares of Best Buy Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of Best Buy
                                   Stock in an amount equal to the
                                   corresponding fractional Market Price of such fraction of a share of Best Buy Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of the SPARQS.

Exchange Ratio..................   .5, subject to adjustment for certain
                                   corporate events relating to Best Buy. See
                                   "--Antidilution Adjustments" below.

Market Price....................   If Best Buy Stock (or any other security for
                                   which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC Bulletin Board
                                   Service ("OTC Bulletin Board") operated by the National Association of Securities
                                   Dealers, Inc. (the "NASD"), the

                                   Market Price for one share of Best Buy Stock
                                   (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which Best Buy Stock is listed or admitted to trading (which may be the Nasdaq National Market if it is then a national securities exchange) or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if Best Buy Stock is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market (if it is not then a national securities exchange) or OTC Bulletin Board on such day. If the last reported sale price of the principal trading session is not available pursuant to clause
                                   (i) or (ii) of the preceding sentence
                                   because of a Market Disruption Event or
                                   otherwise, the Market Price for any Trading
                                   Day shall be the mean, as determined by the Calculation Agent, of the bid prices for Best Buy Stock obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the Nasdaq National Market" shall include a security included in any successor to such system, and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day.....................   A day, as determined by the Calculation
                                   Agent, on which trading is generally
                                   conducted on the New York Stock Exchange,
                                   Inc. ("NYSE"), the AMEX, the Nasdaq National
                                   Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or Certificated
  Note..........................   Book Entry. The SPARQS will be issued in the
                                   form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC will be the only registered holder of the SPARQS.
                                   Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and
                                   "Form of Securities--Global
                                   Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
  Note..........................   Senior

Trustee.........................   JPMorgan Chase Bank (formerly known as The
                                   Chase Manhattan Bank)

Agent...........................   MS & Co.

Calculation Agent...............   MS & Co.

                                   All determinations made by the Calculation
                                   Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                   All calculations with respect to the
                                   Exchange Ratio and Call Price for the SPARQS will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten- thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our
                                   affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any Market Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event Acceleration. See "--Antidilution Adjustments" and "--Market Disruption Event" below and "--Price Event Acceleration" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments........   The Exchange Ratio will be adjusted as
                                   follows:

                                   1. If Best Buy Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Best Buy Stock.

                                   2. If Best Buy Stock is subject (i) to a stock dividend (issuance of additional shares of Best Buy Stock) that is given ratably to all holders of shares of Best Buy Stock or (ii) to a distribution of Best Buy Stock as a result of the triggering of any provision of the corporate charter of Best Buy, then once the dividend has become effective and Best Buy Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Best Buy Stock and (ii) the prior Exchange Ratio.

                                   3. There will be no adjustments to the
                                   Exchange Ratio to reflect cash dividends or other distributions paid with respect to Best Buy

                                   Stock other than distributions described in clauses (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to Best Buy Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non- Extraordinary Dividend for Best Buy Stock by an amount equal to at least 10% of the Market Price of Best Buy Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date (that is, the day on and after which transactions in Best Buy Stock on the primary U.S. organized securities exchange or trading system on which Best Buy Stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to Best Buy Stock, the Exchange Ratio with respect to Best Buy Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio will equal the product of (i) the then current Exchange Ratio and (ii) a fraction, the numerator of which is the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for Best Buy Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for Best Buy Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on Best Buy Stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Ratio pursuant only to clause (i),
                                   (iv) or (v) of paragraph 5, as applicable.

                                   4. If Best Buy issues rights or warrants to all holders of Best Buy Stock to subscribe for or purchase Best Buy Stock at an exercise price per share less than the Market Price of Best Buy Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Best Buy Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Best Buy Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Best Buy Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Best Buy Stock which the aggregate offering price of the total number of shares of Best Buy Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

                                   5. If (i) there occurs any reclassification or change of Best Buy Stock, including, without limitation, as a result of the issuance of any tracking stock by Best Buy,
                                   (ii) Best Buy or any surviving entity or subsequent surviving entity of Best Buy (a "Best Buy Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of Best Buy or any Best Buy Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) Best Buy is liquidated, (v) Best Buy issues to all of its shareholders equity securities of an issuer other than Best Buy (other than in a transaction described in clause (ii), (iii) or (iv) above) (a "Spin-off Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of Best Buy Stock (any such event in clauses (i) through (vi), a "Reorganization Event"), the method of determining the amount payable upon exchange at maturity for each SPARQS will be adjusted to provide that investors will be entitled to receive at maturity, in respect of the $ principal amount of each SPARQS, securities, cash or any other assets distributed to holders of Best Buy Stock in or as a result of any such Reorganization Event, including
                                   (i) in the case of the issuance of tracking stock, the reclassified share of Best Buy Stock, (ii) in the case of a Spin-off Event, the share of Best Buy Stock with respect to which the spun-off security was issued, and
                                   (iii) in the case of any other
                                   Reorganization Event where Best Buy Stock continues to be held by the holders receiving such distribution, the Best Buy Stock (collectively, the "Exchange Property"), in an amount with a value equal to the amount of Exchange Property delivered with respect to a number of shares of Best Buy Stock equal to the Exchange Ratio at the time of the Reorganization Event. Notwithstanding the above, if the Exchange Property received in any such Reorganization Event consists only of cash, the Maturity Date of the SPARQS will be deemed to be accelerated (a "Reorganization Event Acceleration") to the third Business Day immediately following the date on which such cash is distributed to holders of Best Buy Stock (the "date of acceleration") (unless we exercise or have exercised the Morgan Stanley Call Right) and we will deliver to DTC, as holder of the SPARQS, on such date of acceleration in lieu of any Best Buy Stock and as liquidated damages in full satisfaction of Morgan Stanley's obligations under the SPARQS the lesser of (i) the product of (x) the amount of cash received per share of Best Buy Stock and (y) the then current Exchange Ratio and (ii) the Call Price calculated as though the date of acceleration were the Call Date (but in no event less than the Call Price for the first Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration. We expect that such amount of cash will be distributed to investors on the date of acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. If Exchange Property consists of more than one type of property, we will deliver to DTC, as holder of the SPARQS, at maturity a pro rata share of each such type of Exchange Property.

                                   We expect that such Exchange Property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants. If Exchange Property includes a cash component, investors will not receive any interest accrued on such cash component. In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

                                   For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going- private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                   Following the occurrence of any
                                   Reorganization Event referred to in
                                   paragraph 5 above, (i) references to "Best
                                   Buy Stock" under "--No Fractional Shares,"
                                   "--Market Price" and "--Market Disruption
                                   Event" shall be deemed to also refer to any other security received by holders of Best Buy Stock in any such Reorganization Event, and (ii) all other references in this pricing supplement to "Best Buy Stock" shall be deemed to refer to the Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of Best Buy Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, unless the context otherwise requires.

                                   No adjustment to the Exchange Ratio will be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratio will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                   No adjustments to the Exchange Ratio or
                                   method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Market Price of Best Buy Stock, including, without limitation, a partial tender or exchange offer for Best Buy Stock.

                                   The Calculation Agent shall be solely
                                   responsible for the determination and
                                   calculation of any adjustments to the
                                   Exchange Ratio or method of calculating the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                   The Calculation Agent will provide
                                   information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS in accordance with paragraph 5 above upon written request by any investor in the SPARQS.

Market Disruption Event.........   "Market Disruption Event" means, with
                                   respect to Best Buy Stock:

                                     (i) a suspension, absence or material
                                     limitation of trading of Best Buy Stock on the primary market for Best Buy Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Best Buy Stock as a result of which the reported trading prices for Best Buy Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Best Buy Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                     (ii) a determination by the Calculation
                                     Agent in its sole discretion that any
                                     event described in clause (i) above
                                     materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                   For purposes of determining whether a Market
                                   Disruption Event has occurred: (i) a
                                   limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (iii) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                   (iv) a suspension of trading in options
                                   contracts on Best Buy Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Best Buy Stock and (v) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Best Buy Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default..   In case an event of default with respect to
                                   the SPARQS shall have occurred and be
                                   continuing, the amount declared due and
                                   payable per SPARQS upon any acceleration of the SPARQS (an "Event of Default
                                   Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Market Price of Best Buy Stock
                                   (and/or the value of any Exchange Property) as of the date of such acceleration and (y) the then current Exchange Ratio and (ii) the Call Price calculated as though the date of acceleration were the Call Date (but in no event less than the Call Price for the first
                                   Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration; provided that if we have called the SPARQS in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

Best Buy Stock;
Public Information..............   Best Buy Co., Inc. is a specialty retailer
                                   of consumer electronics, home-office
                                   equipment, entertainment software and
                                   appliances. Best Buy Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,
                                   Washington, D.C. 20549, and copies of such material can be obtained from the Public
                                   Reference Section of the Commission, 450
                                   Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by Best Buy pursuant to the Exchange Act can be located by reference to Commission file number 1-9595. In addition, information regarding Best Buy may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                   This pricing supplement relates only to the SPARQS offered hereby and does not relate to Best Buy Stock or other securities of Best Buy. We have derived all disclosures contained in this pricing supplement regarding Best Buy from the publicly available documents described in the preceding paragraph. Neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Best Buy in connection with the offering of the SPARQS. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Best Buy is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of Best Buy Stock (and therefore the price of Best Buy Stock at the time we price the SPARQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Best Buy could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                   Neither we nor any of our affiliates makes any representation to you as to the performance of Best Buy Stock.

                                   We and/or our affiliates may presently or from time to time engage in business with Best Buy, including extending loans to, or making equity investments in, Best Buy or providing advisory services to Best Buy, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Best Buy, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to Best Buy. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of Best Buy as in your judgment is appropriate to make an informed decision with respect to an investment in Best Buy Stock.

Historical Information..........   The following table sets forth the published
                                   high and low Market Prices of Best Buy Stock during 2000, 2001, 2002 and 2003 through
                                   June 25, 2003. The Market Price of Best Buy
                                   Stock on June 25, 2003 was $42.63. We
                                   obtained the Market Prices and other
                                   information below from Bloomberg Financial
                                   Markets, and we believe such information to be accurate. You should not take the historical prices of Best Buy Stock as an indication of future performance. The price of Best Buy Stock may decrease so that at maturity you will receive an amount of Best
                                   Buy Stock worth less than the principal
                                   amount of the SPARQS. We cannot give you any assurance that the price of Best Buy Stock will increase so that at maturity you will receive an amount of Best Buy Stock worth more than the principal amount of the SPARQS. To the extent that the Market Price at maturity of shares of Best Buy Stock at the Exchange Ratio is less than the Issue
                                   Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                           High        Low
                                                           -----      ----
                                   (CUSIP 086516101)
                                   2000
                                   First Quarter.......   $57.33     $31.83
                                   Second Quarter......    56.63      39.33
                                   Third Quarter.......    53.04      40.67
                                   Fourth Quarter......    41.67      14.88

                                                           High        Low
                                                           -----      ----
                                   2001
                                   First Quarter........   33.20      18.67
                                   Second Quarter.......   42.35      24.53
                                   Third Quarter........   46.28      28.26
                                   Fourth Quarter.......   49.75      28.90
                                   2002
                                   First Quarter .......   53.37      43.80
                                   Second Quarter.......   52.99      34.42
                                   Third Quarter........   36.91      19.55
                                   Fourth Quarter.......   28.05      17.68
                                   2003
                                   First Quarter........   31.14      23.86
                                   Second Quarter
                                    (through
                                    June 25, 2003)......   44.17      27.35


                                   Historical prices of Best Buy Stock have been adjusted for a 3-for-2 stock split, which became effective in the second quarter of 2002.

                                   Best Buy has not paid cash dividends on Best
                                   Buy Stock to date. We make no representation as to the amount of dividends, if any, that Best Buy will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on Best Buy Stock.

Use of Proceeds and Hedging.....   The net proceeds we receive from the sale of
                                   the SPARQS will be used for general
                                   corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the SPARQS. See also "Use of Proceeds" in the accompanying prospectus.

                                   On or prior to the day we offer the SPARQS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the SPARQS by taking positions in Best Buy Stock, in options contracts on Best Buy Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of Best Buy Stock, and, accordingly, potentially increase the issue price of the SPARQS and, therefore, effectively increase the price at which Best Buy Stock must close before you would receive at maturity an amount of Best Buy Stock worth as much as or more than the principal amount of the SPARQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling Best Buy Stock, options contracts on Best Buy Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of Best Buy Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information
Concerning Plan of
Distribution....................   Under the terms and subject to the
                                   conditions contained in the U.S.
                                   distribution agreement referred to in the prospectus supplement under

                                   "Plan of Distribution," the Agent, acting as
                                   principal for its own account, has agreed to
                                   purchase, and we have agreed to sell, the
                                   principal amount of SPARQS set forth on the
                                   cover of this pricing supplement. The Agent
                                   proposes initially to offer the SPARQS
                                   directly to the public at the public
                                   offering price set forth on the cover page
                                   of this pricing supplement plus accrued
                                   interest, if any, from the Original Issue
                                   Date. The Agent may allow a concession not
                                   in excess of    % of the principal amount of
                                   the SPARQS to other dealers. We expect to
                                   deliver the SPARQS against payment therefor
                                   in New York, New York on    , 2003. After the
                                   initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                   In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or Best Buy Stock. Specifically, the Agent may sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or Best Buy Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies.........   Each fiduciary of a pension, profit-sharing
                                   or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our
                                   subsidiaries and affiliates, including MS &
                                   Co. and Morgan Stanley DW Inc. (formerly
                                   Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or
                                   Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in
                                   interest with respect to many Plans, the SPARQS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the SPARQS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the SPARQS.

                                   In addition to considering the consequences of holding the SPARQS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the SPARQS should also consider the possible implications of owning Best Buy

                                   Stock upon exchange of the SPARQS at
                                   maturity. Purchasers of the SPARQS have
                                   exclusive responsibility for ensuring that their purchase and holding of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal
Income Taxation.................   The following summary is based on the advice
                                   of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S.
                                   federal income tax consequences to initial investors in the SPARQS purchasing the SPARQS at the Issue Price, who will hold the SPARQS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of its individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws
                                   (e.g., taxpayers who are not U.S. Holders, as defined below, certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). As the law applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                   General

                                   Pursuant to the terms of the SPARQS, we and
                                   every investor in the SPARQS agree (in the
                                   absence of an administrative determination
                                   or judicial ruling to the contrary) to
                                   characterize a SPARQS for all tax purposes
                                   as an investment unit consisting of the
                                   following components (the "Components"): (i)
                                   a terminable contract (the "Terminable
                                   Forward Contract") that (a) requires
                                   investors in the SPARQS (subject to the
                                   Morgan Stanley Call Right) to purchase, and
                                   us to sell, for an amount equal to $
                                   (the "Forward Price"), Best Buy Stock at
                                   maturity and (b) allows us, upon exercise of
                                   the Morgan Stanley Call Right, to terminate
                                   the Terminable Forward Contract by returning
                                   to investors the Deposit (as defined below)
                                   and paying to investors an amount of cash
                                   equal to the difference between the Call
                                   Price and the Deposit; and (ii) a deposit
                                   with us of a fixed amount of cash, equal to
                                   the Issue Price, to secure the investors'
                                   obligation to purchase Best Buy Stock (the
                                   "Deposit"), which Deposit bears an annual
                                   yield of    % per annum, which yield is based
                                   on our cost of borrowing. Under this
                                   characterization, less than the full
                                   quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investors' entry into the Terminable Forward Contract (the "Contract Fees"). Furthermore, based on our determination of the relative fair market values of the Components at the time of issuance of the SPARQS, we will allocate 100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price among the Components will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are not certain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                   U.S. Holders

                                   As used herein, the term "U.S. Holder" means an owner of a SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                   Tax Treatment of the SPARQS

                                   Assuming the characterization of the SPARQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                   Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                   Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                   Settlement of the Terminable Forward
                                   Contract. Upon maturity of the Terminable
                                   Forward Contract, a U.S. Holder would,
                                   pursuant to the Terminable Forward Contract, be deemed to have applied the Forward Price toward the purchase of Best Buy Stock, and the U.S. Holder would not recognize any gain or loss with respect to any Best Buy Stock received. With respect to any cash received upon maturity (other than in respect of any accrued interest on the Deposit and any accrued Contract Fees), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                   With respect to any Best Buy Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in the Best Buy Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Best Buy Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued Contract Fees) and the relative fair market value of Best Buy Stock as of the Maturity Date. The holding period for any Best Buy Stock received would start on the day after the maturity of the SPARQS.

                                   Price Event Acceleration. Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Terminable Forward Contract through the delivery by the U.S. Holder to us of the Forward Price in exchange for (a) shares of Best Buy Stock and (b) cash equal to the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to Contract Fees. We will also pay cash representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                   Assuming the characterization of the Price
                                   Event Acceleration described above, a U.S.
                                   Holder would, with respect to the price paid for the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the Deposit which, in the case of an initial investor, would be capital gain equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the interest on the Deposit. In general, the tax treatment of the settlement of the Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under "--Settlement of the Terminable Forward Contract." However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in Best Buy Stock received, or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under "--Settlement of the Terminable Forward Contract." U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable Forward Contract upon a Price Event Acceleration.

                                   Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under "--Quarterly Payments on the SPARQS" above.

                                   Sale, Exchange or Early Retirement of the
                                   SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS, upon their retirement prior to maturity pursuant to the Morgan Stanley Call Right or upon the occurrence of a Reorganization Event Acceleration or an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, retirement or occurrence and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the SPARQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                   Possible Alternative Tax Treatments of an
                                   Investment in the SPARQS

                                   Due to the absence of authorities that
                                   directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                   If the IRS were successful in asserting that the Contingent Payment Regulations applied to the SPARQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue as original issue discount income, subject to adjustments, at a "comparable yield" on the Issue

                                   Price. In addition, a U.S. Holder would
                                   recognize income upon maturity of the SPARQS to the extent that the value of Best Buy Stock and cash (if any) received exceeds the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                   Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                   Backup Withholding and Information Reporting

                                   Information reporting and backup withholding may apply in respect of the amounts paid to the U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                                                                        Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of February 1, 2004, March 30, 2004 and August 1, 2004 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: July 31, 2003

     o Interest Payment Dates: November 1, 2003, February 1, 2004, May 1, 2004 and the Maturity Date

     o Yield to Call: 24% per annum (computed on the basis of a 360-day year of twelve 30-day months)

     o    Issue Price: $21.50 per SPARQS

     o    Interest Rate: 7% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 24% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                         1
   Discount Factor =  ------, where x is the number of years from the Original
                       1.24x Issue Date to and including the applicable payment date.


The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of February 1, 2004 is $.6980 ($.3603 + $.3377).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of February 1, 2004, the present value of the Call Price is $20.8020 ($21.5000 - $.6980).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of February 1, 2004, the Call Price is therefore $23.1780, which is the amount that if paid on February 1, 2004 has a present value on the Original Issue Date of $20.8020, based on the applicable Discount Factor.

                                   o  o  o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                                                    Call Date of February 1, 2004
                                                    -----------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                                                                                                        Issue Date
                                                                                                                            Cash
                                                                                                                          Received
                                          Accrued but                                         Years from                     on
                                            Unpaid                                Days from    Original     Discount      Payment
                      Issue    Interest    Interest                  Total Cash    Original      Issue       Factor       Date at
                      Price    Payments   Received on   Call Price   Received on     Issue        Date       at Yield      Yield
Payment Date          Paid     Received    Call Date    Received(1) Payment Date    Date(2)  (Days(2)/360)  to Call(3)    to Call
-------------------  -------   --------   -----------   ----------- ------------  ---------  -------------  ---------- -------------
July 31, 2003        ($21.50)    --           --             --         --              0         .00000    100.000%       --

November 1, 2003       --        $.3804       --             --         $.3804         91         .25278     94.708%       $.3603

Call Date (February    --        --           $.3763         --         $.3763        181         .50278     89.749%       $.3377
1, 2004)

Call Date (February    --        --           --          $23.1780    $23.1780        181         .50278     89.749%     $20.8020
1, 2004)

Total amount received on the Call Date: $23.5543                                                    Total:               $21.5000

Total amount received over the term of the SPARQS: $23.9347

-------------------

(1) The Call Price of $23.1780 is the dollar amount that has a present value of $20.8020, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 24% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $21.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                         1
(3)  Discount Factor = ----- , where x is Years from Original Issue Date to
                       1.24x   and including the applicable payment date.

                                                     Call Date of March 30, 2004
                                                     ---------------------------

                                                                                                                       Present Value
                                                                                                                        at Original
                                                                                                                        Issue Date
                                                                                                                            Cash
                                                                                                                          Received
                                          Accrued but                                         Years from                     on
                                             Unpaid                               Days from    Original     Discount      Payment
                      Issue    Interest    Interest                  Total Cash    Original      Issue       Factor       Date at
                      Price    Payments   Received on   Call Price  Received on     Issue        Date       at Yield       Yield
Payment Date           Paid    Received    Call Date    Received(1) Payment Date    Date(2)  (Days(2)/360)  to Call(3)    to Call
-------------------  -------   --------   -----------   ----------- ------------  ---------  -------------  ---------- ------------
July 31, 2003        ($21.50)    --            --           --         --               0        .00000      100.000%        --

November 1, 2003        --      $.3804         --           --         $.3804          91        .25278       94.708%       $.3603

February 1, 2004        --      $.3763         --           --         $.3763         181        .50278       89.749%       $.3377

Call Date (March 30,    --       --          $.2467         --         $.2467         240        .66667       86.640%       $.2137
2004)

Call Date (March 30,    --       --            --         $23.7630   $23.7630         240        .66667       86.640%     $20.5883
2004)

Total amount received on the Call Date: $24.0097                                                   Total:                 $21.5000

Total amount received over the term of the SPARQS: $24.7664

-------------------

(1) The Call Price of $23.7630 is the dollar amount that has a present value of $20.5883, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 24% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $21.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                         1
(3)  Discount Factor = ----- , where x is Years from Original Issue Date to
                       1.24x   and including the applicable payment date.

                  Call Date of August 1, 2004 (Maturity Date)
                  -------------------------------------------


                                                                                                                       Present Value
                                                                                                                        at Original
                                                                                                                        Issue Date
                                                                                                                            Cash
                                                                                                                          Received
                                          Accrued but                                         Years from                     on
                                             Unpaid                               Days from    Original     Discount      Payment
                      Issue    Interest    Interest                  Total Cash    Original      Issue       Factor       Date at
                      Price    Payments   Received on   Call Price  Received on     Issue         Date      at Yield       Yield
Payment Date           Paid    Received    Call Date    Received(1) Payment Date    Date(2)  (Days(2)/360)  to Call(3)    to Call
-------------------  -------   --------   -----------   ----------- ------------  ---------  -------------  ---------- ------------
July 31, 2003        ($21.50)     --          --            --          --              0         .00000     100.000%         --

November 1, 2003        --       $.3804       --            --         $.3804          91         .25278      94.708%       $.3603

February 1, 2004        --       $.3763       --            --         $.3763         181         .50278      89.749%       $.3377

May 1, 2004             --       $.3763       --            --         $.3763         271         .75278      85.050%       $.3200

Call Date (August 1,    --         --       $.3763          --         $.3763         361        1.00278      80.597%       $.3033
2004

Call Date (August 1,    --         --         --          $25.0365   $25.0365         361        1.00278      80.597%     $20.1787
2004)

Total amount received on the Call Date: $25.4128                                                     Total:               $21.5000

Total amount received over the term of the SPARQS: $26.5458

-------------------

(1) The Call Price of $25.0365 is the dollar amount that has a present value of $20.1787 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 24% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $21.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                        1
(3)  Discount Factor = ------, where x is Years from Original Issue Date to
                      1.24(x) and including the applicable payment date.